Morgan Stanley Universal Institutional Funds, Inc.
Item 77I

Emerging Markets Equity Portfolio

On September 30, 2015, the contractual advisory fee rate of the Portfolio and the total expanse ration cap of the Portfolio's Class I and II was decreased. The
Board of Directors approved these changes at meetings held September 16 and September 17, 2015.
The Fund made these changes in a supplement to its Prospectus filed via EDGAR with the Securities and Exchange Commission (the "Commission") on
September 22, 2015 (accession number 0001104659-
15-066516) and incorporated by reference herein.